Exhibit 99.1

INVESTOR RELATIONS: Caroline Rodda 212.810.3442	MEDIA RELATIONS: Patrick Scanlan 212.810.3622

BlackRock Reports Third Quarter 2025 Diluted EPS of $8.43, or $11.55 as adjusted
New York, October 14, 2025 – BlackRock, Inc. (NYSE: BLK) today reported financial results for the three and nine months ended September 30, 2025.

$205 billion of quarterly total net inflows led by a record quarter for iShares® ETFs, alongside private markets and cash net inflows

10% annualized organic base fee growth in the quarter reflects broad-based strength across iShares ETFs, systematic active equities, private markets, outsourcing and cash

25% increase in revenue year-over-year reflects the positive impact of markets, 8% organic base fee growth over the last twelve months, fees related to the GIP and HPS Transactions, and higher technology services and subscription revenue

3% decrease in year-over-year GAAP operating income and 23% decrease in GAAP diluted EPS impacted by noncash acquisition-related expenses, which have been excluded from as-adjusted results

23% increase in year-over-year as adjusted operating income

1% increase in year-over-year as adjusted diluted EPS also reflects lower nonoperating income and a higher diluted share count, partially offset by a lower effective tax rate in the current quarter

$375 million worth of share repurchases in the current quarter

Closed acquisition of HPS Investment Partners ("HPS") on July 1st, adding $165 billion of client AUM and $118 billion of fee-paying AUM

Laurence D. Fink, Chairman and CEO:

“BlackRock delivered one of our strongest quarterly flows results, with net inflows of $205 billion, powering 10% organic base fee growth in the third quarter and 8% over the last twelve months. That growth is even more notable in its diversification. Top organic base fee growth contributors included our systematic franchise, private markets, digital assets, outsourcing, cash and iShares ETFs, which saw record demand. BlackRock’s multiple sources of growth differentiate us and are resonating through accelerating client activity across our platform. We believe our results are a powerful validation of our hyper-local client engagement model and forward-looking investments.

“BlackRock is always preparing for the future, investing ahead of client needs and in support of deepening capital markets. Technology and data analytics, ETFs, private markets, and digital assets are just a few examples where we invested and built leading positions. We’ve brought together the strengths of GIP, HPS, and Preqin, and together we’re already driving landmark fundraising and deal flow, accelerating client engagement, and double-digit organic revenue growth over the last year.

“Clients around the world are coming to BlackRock for deeper, more dynamic partnerships across public and private asset classes. AUM reached a new high of $13.5 trillion, and our iShares and cash franchises surpassed new AUM milestones of $5 trillion and $1 trillion, respectively.

“We’re executing on some of the largest and most multifaceted mandates in our history, as clients choose BlackRock for portfolio management and technology across the full range of capital markets.

“We’re entering our seasonally strongest fourth quarter with building momentum and a fully unified platform. One that’s anchored by a public-private investment model, backed by Aladdin technology, and united by a shared culture of performance and client service. I believe the scale of the opportunity ahead for BlackRock, our clients and shareholders far exceeds what we’ve ever seen before.”

FINANCIAL RESULTS			NET FLOW HIGHLIGHTS(1)
	Q3	Q3		Q3	YTD
(in millions, except per share data)	2025	2024	(in billions)	2025	2025
AUM	$13,463,625	$11,475,362	Long-term net flows:	$171	$300
% change	17%
Average AUM	$12,960,773	$11,070,964
% change	17%		By region:
Total net flows	$204,642	$221,180	Americas	$110	$229
			EMEA	64	129
GAAP basis:			APAC	(3)	(58)
Revenue	$6,509	$5,197
% change	25%
Operating income	$1,955	$2,006	By client type:
% change	(3)%
Operating margin	30.0%	38.6%	Retail:	$10	$25
Net income(1)	$1,323	$1,631	US	4	10
% change	(19)%		International	6	15
Diluted EPS	$8.43	$10.90
% change	(23)%		ETFs:	$153	$345
Weighted-average diluted			Active	21	41
common shares	156.9	149.6	Core equity	53	98
% change	5%		Digital assets	17	34
			Fixed income	41	111
As Adjusted(2):			Precision & other	21	61
Operating income	$2,621	$2,128
% change	23%		Institutional:	$8	$(70)
Operating margin	44.6%	45.8%	Active	22	37
Net income(3)	$1,907	$1,715	Index	(14)	(108)
% change	11%
Diluted EPS(3)	$11.55	$11.46
% change	1%		Cash management net flows	$34	$57
Weighted-average diluted
common shares(3)	165.2	149.6
% change	10%		Total net flows	$205	$357
_________________________			_________________________

(1)  Net income represents net income attributable to BlackRock, Inc.
(2)  See pages 14 through 16 for the reconciliation to accounting principles generally accepted in the United States ("GAAP") and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items.
(3)  Beginning in the third quarter of 2025, net income attributable to BlackRock, Inc., as adjusted, and weighted-average diluted common shares, as adjusted, assumes all outstanding Class B-2 common units of BlackRock Saturn Subco, LLC ("Subco Units"), a consolidated subsidiary of
      BlackRock, have been exchanged on a one-for-one basis into common stock of BlackRock.
      Accordingly, the noncontrolling interest related to these Subco Units has been included as part of net income attributable to BlackRock, Inc., as adjusted.

			(1) Totals may not add due to rounding.

BUSINESS RESULTS

					Q3 2025
			Q3 2025		Base fees(1)
			Base fees(1)	September 30, 2025	and securities
	Q3 2025	September 30, 2025	and securities	AUM	lending revenue
(in millions), (unaudited)	Net flows	AUM	lending revenue	% of Total	% of Total
RESULTS BY PRODUCT TYPE
Equity	$45,978	$7,459,075	$2,408	55%	48%
Fixed income	47,554	3,178,965	998	24%	20%
Multi-asset	33,598	1,161,957	353	9%	6%
Alternatives:
Private markets	13,163	320,886	653	2%	13%
Liquid alternatives	3,178	97,448	178	1%	4%
Alternatives subtotal	16,341	418,334	831	3%	17%
Digital assets	16,691	103,965	61	1%	1%
Currency and commodities(2)	10,384	136,600	77	1%	2%
Long-term	170,546	12,458,896	4,728	93%	94%
Cash management	34,096	1,004,729	318	7%	6%
Total	$204,642	$13,463,625	$5,046	100%	100%
RESULTS BY CLIENT TYPE
Retail	$9,724	$1,173,568	$1,177	9%	23%
ETFs	152,956	5,193,314	2,130	39%	42%
Institutional:
Active	22,267	2,475,614	1,149	18%	23%
Index	(14,401)	3,616,400	272	27%	6%
Institutional subtotal	7,866	6,092,014	1,421	45%	29%
Long-term	170,546	12,458,896	4,728	93%	94%
Cash management	34,096	1,004,729	318	7%	6%
Total	$204,642	$13,463,625	$5,046	100%	100%
RESULTS BY INVESTMENT STYLE
Active	$26,640	$3,294,619	$2,245	24%	44%
ETFs	152,956	5,193,314	2,130	39%	42%
Non-ETF index	(9,050)	3,970,963	353	30%	8%
Long-term	170,546	12,458,896	4,728	93%	94%
Cash management	34,096	1,004,729	318	7%	6%
Total	$204,642	$13,463,625	$5,046	100%	100%

(1)
Base fees include investment advisory and administration fees.
(2)
Amounts include commodity exchange-traded funds ("ETFs") and exchange-traded products ("ETPs").

INVESTMENT PERFORMANCE AT September 30, 2025(1)

	One-year period	Three-year period	Five-year period
Fixed income:
Actively managed AUM above benchmark or peer median
Taxable	80%	86%	84%
Tax-exempt	47%	67%	61%
Index AUM within or above applicable tolerance	97%	99%	100%
Equity:
Actively managed AUM above benchmark or peer median
Fundamental	48%	64%	50%
Systematic	90%	96%	94%
Index AUM within or above applicable tolerance	93%	98%	99%

(1)
Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 18 for performance disclosure detail.

TELECONFERENCE, WEBCAST AND PRESENTATION INFORMATION

Chairman and Chief Executive Officer, Laurence D. Fink, President, Robert S. Kapito, and Chief Financial Officer, Martin S. Small, will host a teleconference call for investors and analysts on Tuesday, October 14, 2025 at 7:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (786) 460-7166, or from outside the United States, (877) 502-9276, shortly before 7:30 a.m. and reference the BlackRock Conference Call (ID Number 9613205). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

The webcast will be available for replay by 10:30 a.m. (Eastern Time) on Tuesday, October 14, 2025. To access the replay of the webcast, please visit the investor relations section of www.blackrock.com.

ABOUT BLACKROCK

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except per share data), (unaudited)

					Three Months
	Three Months Ended				Ended
	September 30,				June 30,
	2025	2024	Change		2025	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Investment advisory and administration fees	$4,843	$3,881	$962		$4,283	$560
Securities lending revenue	203	149	54		171	32
Total investment advisory, administration fees and securities lending revenue	5,046	4,030	1,016		4,454	592
Investment advisory performance fees	516	388	128		94	422
Technology services and subscription revenue	515	403	112		499	16
Distribution fees	355	323	32		320	35
Advisory and other revenue	77	53	24		56	21
Total revenue	6,509	5,197	1,312		5,423	1,086

Expense
Employee compensation and benefits	2,357	1,578	779		1,764	593
Sales, asset and account expense:
Distribution and servicing costs	638	549	89		576	62
Direct fund expense	464	379	85		441	23
Sub-advisory and other	60	34	26		46	14
Total sales, asset and account expense	1,162	962	200		1,063	99
General and administration expense	782	562	220		689	93
Restructuring charge	-	-	-		39	(39)
Amortization and impairment of intangible assets	253	89	164		137	116
Total expense	4,554	3,191	1,363		3,692	862

Operating income	1,955	2,006	(51)		1,731	224

Nonoperating income (expense)
Net gain (loss) on investments	64	177	(113)		550	(486)
Net interest income (expense)	(22)	82	(104)		(29)	7
Total nonoperating income (expense)	42	259	(217)		521	(479)

Income before income taxes	1,997	2,265	(268)		2,252	(255)
Income tax expense	470	574	(104)		587	(117)
Net income	1,527	1,691	(164)		1,665	(138)
Less:
Net income (loss) attributable to noncontrolling interests ("NCI") - consolidated sponsored investment products ("CIPs")	134	60	74		72	62
Net income (loss) attributable to NCI - Subco Units	70	-	70		-	70
Net income attributable to BlackRock, Inc.	$1,323	$1,631	$(308)		$1,593	$(270)

Weighted-average common shares outstanding
Basic	154.9	148.0	6.9		154.9	0.1
Diluted	156.9	149.6	7.3		156.3	0.7
Earnings per share attributable to BlackRock, Inc. common stockholders
Basic	$8.54	$11.02	$(2.48)		$10.29	$(1.75)
Diluted	$8.43	$10.90	$(2.47)		$10.19	$(1.76)
Cash dividends declared and paid per share	$5.21	$5.10	$0.11		$5.21	$-

Supplemental information:

AUM (end of period)	$13,463,625	$11,475,362	$1,988,263		$12,527,590	$936,035
Shares outstanding including Subco Units	163.2	148.0	15.3		154.8	8.5
GAAP:
Operating margin	30.0%	38.6%	(860)	bps	31.9%	(190)	bps
Effective tax rate	25.2%	26.0%	(80)	bps	26.9%	(170)	bps
As adjusted:
Operating income (1)	$2,621	$2,128	$493		$2,099	$522
Operating margin (1)	44.6%	45.8%	(120)	bps	43.3%	130	bps
Nonoperating income (expense), less net income (loss) attributable to NCI - CIPs (2)	$(106)	$190	$(296)		$404	$(510)
Net income attributable to BlackRock, Inc. (3)	$1,907	$1,715	$192		$1,883	$24
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3)	$11.55	$11.46	$0.09		$12.05	$(0.50)
Diluted weighted-average common shares outstanding (3)	165.2	149.6	15.6		156.3	8.9
Effective tax rate	24.2%	26.0%	(180)	bps	24.8%	(60)	bps

See pages 14 through 16 for the reconciliation to GAAP and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items. Beginning in the third quarter of 2025, net income attributable to BlackRock, Inc., as adjusted, and weighted-average diluted common shares, as adjusted, assumes all Subco Units have been exchanged in accordance with their terms on a one-for-one basis into common stock of BlackRock. Accordingly, the noncontrolling interest related to these Subco Units has been included as part of net income attributable to BlackRock, Inc., as adjusted. As of September 30, 2025, there were 155.1 million shares of common stock and 8.1 million Subco Units outstanding.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION

(in millions, except per share data), (unaudited)

	Nine Months Ended
	September 30,
	2025	2024	Change
Revenue
Investment advisory, administration fees and securities lending revenue:
Investment advisory and administration fees	$13,370	$11,229	$2,141
Securities lending revenue	531	454	77
Total investment advisory, administration fees and securities lending revenue	13,901	11,683	2,218
Investment advisory performance fees	670	756	(86)
Technology services and subscription revenue	1,450	1,175	275
Distribution fees	996	951	45
Advisory and other revenue	191	165	26
Total revenue	17,208	14,730	2,478

Expense
Employee compensation and benefits	5,862	4,661	1,201
Sales, asset and account expense:
Distribution and servicing costs	1,784	1,606	178
Direct fund expense	1,297	1,075	222
Sub-advisory and other	153	98	55
Total sales, asset and account expense	3,234	2,779	455
General and administration expense	2,182	1,625	557
Restructuring charge	39	-	39
Amortization and impairment of intangible assets	507	166	341
Total expense	11,824	9,231	2,593

Operating income	5,384	5,499	(115)

Nonoperating income (expense)
Net gain (loss) on investments	672	510	162
Net interest income (expense)	(44)	183	(227)
Total nonoperating income (expense)	628	693	(65)

Income before income taxes	6,012	6,192	(180)
Income tax expense	1,305	1,341	(36)
Net income	4,707	4,851	(144)
Less:
Net income (loss) attributable to NCI - CIPs	211	152	59
Net income (loss) attributable to NCI - Subco Units	70	-	70
Net income attributable to BlackRock, Inc.	$4,426	$4,699	$(273)

Weighted-average common shares outstanding
Basic	154.9	148.4	6.6
Diluted	156.6	149.8	6.8
Earnings per share attributable to BlackRock, Inc. common stockholders
Basic	$28.57	$31.67	$(3.10)
Diluted	$28.21	$31.37	$(3.16)
Cash dividends declared and paid per share	$15.63	$15.30	$0.33

Supplemental information:

AUM (end of period)	$13,463,625	$11,475,362	$1,988,263
Shares outstanding including Subco Units	163.2	148.0	15.3
GAAP:
Operating margin	31.3%	37.3%	(600)	bps
Effective tax rate	22.5%	22.2%	30	bps
As adjusted:
Operating income (1)	$6,752	$5,784	$968
Operating margin (1)	43.8%	44.1%	(30)	bps
Nonoperating income (expense), less net income (loss) attributable to NCI - CIPs (2)	$373	$494	$(121)
Net income attributable to BlackRock, Inc. (3)	$5,560	$4,738	$822
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (3)	$34.89	$31.63	$3.26
Diluted weighted-average common shares outstanding (3)	159.4	149.8	9.6
Effective tax rate	22.0%	24.5%	(250)	bps

See pages 14 through 16 for the reconciliation to GAAP and notes (1) through (3) to the condensed consolidated statements of income and supplemental information for more information on as adjusted items. Beginning in the third quarter of 2025, net income attributable to BlackRock, Inc., as adjusted, and weighted-average diluted common shares, as adjusted, assumes all Subco Units have been exchanged in accordance with their terms on a one-for-one basis into common stock of BlackRock. Accordingly, the noncontrolling interest related to these Subco Units has been included as part of net income attributable to BlackRock, Inc., as adjusted. As of September 30, 2025, there were 155.1 million shares of common stock and 8.1 million Subco Units outstanding.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Product Type
		Net
	June 30,	inflows			Market	FX	September 30,	Average
	2025	(outflows)	Realizations(1)	Acquisitions(2)	change	impact(3)	2025	AUM(4)
Equity	$6,905,438	$45,978	$-	$-	$519,260	$(11,601)	$7,459,075	$7,135,969
Fixed income	3,087,297	47,554	(1,265)	13,567	40,100	(8,288)	3,178,965	3,122,878
Multi-asset	1,076,709	33,598	-	-	55,276	(3,626)	1,161,957	1,119,948
Alternatives:
Private markets	215,244	13,163	(5,996)	101,017	(2,364)	(178)	320,886	291,901
Liquid alternatives	86,670	3,178	(30)	6,377	1,237	16	97,448	93,382
Alternatives subtotal	301,914	16,341	(6,026)	107,394	(1,127)	(162)	418,334	385,283
Digital assets	79,551	16,691	-	-	7,728	(5)	103,965	94,980
Currency and commodities(5)	106,980	10,384	-	-	19,323	(87)	136,600	117,115
Long-term	11,557,889	170,546	(7,291)	120,961	640,560	(23,769)	12,458,896	11,976,173
Cash management	969,701	34,096	-	-	2,266	(1,334)	1,004,729	984,600
Total	$12,527,590	$204,642	$(7,291)	$120,961	$642,826	$(25,103)	$13,463,625	$12,960,773

Current Quarter Component Changes by Client Type and Product Type (Long-Term)
		Net
	June 30,	inflows			Market	FX	September 30,	Average
	2025	(outflows)	Realizations(1)	Acquisitions(2)	change	impact(3)	2025	AUM(4)
Retail:
Equity	$557,833	$2,094	$-	$-	$38,693	$(1,358)	$597,262	$573,760
Fixed income	333,624	5,588	-	-	4,845	594	344,651	338,726
Multi-asset	162,852	(2,386)	-	-	8,435	(18)	168,883	165,225
Private markets	16,823	1,521	(163)	11,674	(60)	(25)	29,770	26,274
Liquid alternatives	29,865	2,907	(3)	-	265	(32)	33,002	31,358
Retail subtotal	1,100,997	9,724	(166)	11,674	52,178	(839)	1,173,568	1,135,343
ETFs:
Equity	3,455,117	79,429	-	-	255,812	(1,927)	3,788,431	3,593,742
Fixed income	1,101,224	46,018	-	-	10,926	(586)	1,157,582	1,122,763
Multi-asset	11,926	599	-	-	673	(87)	13,111	12,432
Digital assets	79,551	16,691	-	-	7,728	(5)	103,965	94,980
Commodities	100,950	10,219	-	-	19,096	(40)	130,225	111,087
ETFs subtotal	4,748,768	152,956	-	-	294,235	(2,645)	5,193,314	4,935,004
Institutional:
Active:
Equity	242,098	(17,995)	-	-	18,938	(1,039)	242,002	238,071
Fixed income	881,932	(6,984)	(1,265)	13,567	15,914	(1,588)	901,576	892,490
Multi-asset	898,621	35,333	-	-	46,033	(3,513)	976,474	938,905
Private markets	198,421	11,642	(5,833)	89,343	(2,304)	(153)	291,116	265,627
Liquid alternatives	56,805	271	(27)	6,377	972	48	64,446	62,024
Active subtotal	2,277,877	22,267	(7,125)	109,287	79,553	(6,245)	2,475,614	2,397,117
Index	3,430,247	(14,401)	-	-	214,594	(14,040)	3,616,400	3,508,709
Institutional subtotal	5,708,124	7,866	(7,125)	109,287	294,147	(20,285)	6,092,014	5,905,826
Long-term	$11,557,889	$170,546	$(7,291)	$120,961	$640,560	$(23,769)	$12,458,896	$11,976,173

(1)
Realizations represent return of capital/return on investments.
(2)
Amounts include AUM attributable to the acquisitions of HPS in July 2025 (the "HPS Transaction") and ElmTree Funds ("ElmTree") in September 2025 (the "ElmTree Transaction").
(3)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(4)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(5)
Amounts include commodity ETFs and ETPs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Current Quarter Component Changes by Investment Style and Product Type (Long-Term)
		Net
	June 30,	inflows			Market	FX	September 30,	Average
	2025	(outflows)	Realizations(1)	Acquisitions(2)	change	impact(3)	2025	AUM(4)
Active:
Equity	$504,554	$(20,463)	$-	$-	$34,462	$(1,377)	$517,176	$504,575
Fixed income	1,183,948	(2,184)	(1,265)	13,567	20,430	(725)	1,213,771	1,199,173
Multi-asset	1,061,457	32,946	-	-	54,468	(3,533)	1,145,338	1,104,113
Private markets	215,244	13,163	(5,996)	101,017	(2,364)	(178)	320,886	291,901
Liquid alternatives	86,670	3,178	(30)	6,377	1,237	16	97,448	93,382
Active subtotal	3,051,873	26,640	(7,291)	120,961	108,233	(5,797)	3,294,619	3,193,144
ETFs:
Equity	3,455,117	79,429	-	-	255,812	(1,927)	3,788,431	3,593,742
Fixed income	1,101,224	46,018	-	-	10,926	(586)	1,157,582	1,122,763
Multi-asset	11,926	599	-	-	673	(87)	13,111	12,432
Digital assets	79,551	16,691	-	-	7,728	(5)	103,965	94,980
Commodities	100,950	10,219	-	-	19,096	(40)	130,225	111,087
ETFs subtotal	4,748,768	152,956	-	-	294,235	(2,645)	5,193,314	4,935,004
Non-ETF index	3,757,248	(9,050)	-	-	238,092	(15,327)	3,970,963	3,848,025
Long-term	$11,557,889	$170,546	$(7,291)	$120,961	$640,560	$(23,769)	$12,458,896	$11,976,173

Current Quarter Component Changes by Private Markets Product Type (Long-Term)
		Net
	June 30,	inflows			Market	FX	September 30,	Average
	2025	(outflows)	Realizations(1)	Acquisitions(2)	change	impact(3)	2025	AUM(4)
Private markets:
Infrastructure	$112,323	$2,884	$(2,337)	$-	$(2,718)	$(51)	$110,101	$111,319
Private equity	33,743	583	(610)	-	313	4	34,033	33,889
Private credit	35,985	7,851	(2,588)	101,017	(276)	(15)	141,974	112,505
Real estate	25,276	341	(275)	-	272	(89)	25,525	25,326
Multi-alternatives	7,917	1,504	(186)	-	45	(27)	9,253	8,862
Total private markets	$215,244	$13,163	$(5,996)	$101,017	$(2,364)	$(178)	$320,886	$291,901

(1)
Realizations represent return of capital/return on investments.
(2)
Amounts include AUM attributable to the HPS Transaction and the ElmTree Transaction.
(3)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(4)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-to-Date Component Changes by Product Type(1)
		Net
	December 31,	inflows			Market	FX	September 30,	Average
	2024	(outflows)	Realizations(2)	Acquisitions(3)	change	impact(4)	2025	AUM(5)
Equity	$6,310,191	$94,072	$-	$-	$944,792	$110,020	$7,459,075	$6,688,463
Fixed income	2,905,669	80,628	(2,526)	13,567	104,153	77,474	3,178,965	3,035,408
Multi-asset	992,921	35,401	-	-	108,659	24,976	1,161,957	1,056,211
Alternatives:
Private markets	211,974	27,126	(19,472)	101,017	(4,844)	5,085	320,886	243,925
Liquid alternatives	76,390	8,281	(58)	6,377	5,604	854	97,448	85,226
Alternatives subtotal	288,364	35,407	(19,530)	107,394	760	5,939	418,334	329,151
Digital assets	55,306	34,185	-	-	14,473	1	103,965	73,321
Currency and commodities(6)	78,137	19,996	-	-	38,055	412	136,600	101,863
Long-term	10,630,588	299,689	(22,056)	120,961	1,210,892	218,822	12,458,896	11,284,417
Cash management	920,663	56,861	-	-	7,808	19,397	1,004,729	954,223
Total	$11,551,251	$356,550	$(22,056)	$120,961	$1,218,700	$238,219	$13,463,625	$12,238,640

Year-to-Date Component Changes by Client Type and Product Type (Long-Term)(1)
		Net
	December 31,	inflows			Market	FX	September 30,	Average
	2024	(outflows)	Realizations(2)	Acquisitions(3)	change	impact(4)	2025	AUM(5)
Retail:
Equity	$505,118	$10,236	$-	$-	$70,090	$11,818	$597,262	$539,347
Fixed income	318,641	6,947	-	-	10,572	8,491	344,651	329,805
Multi-asset	150,978	(1,381)	-	-	18,105	1,181	168,883	158,518
Private markets	15,749	2,615	(818)	11,674	(13)	563	29,770	20,194
Liquid alternatives	24,735	6,382	(3)	-	1,646	242	33,002	28,655
Retail subtotal	1,015,221	24,799	(821)	11,674	100,400	22,295	1,173,568	1,076,519
ETFs:
Equity	3,106,398	166,494	-	-	485,902	29,637	3,788,431	3,341,638
Fixed income	985,652	123,408	-	-	33,357	15,165	1,157,582	1,067,883
Multi-asset	10,734	908	-	-	1,335	134	13,111	11,455
Digital assets	55,306	34,185	-	-	14,473	1	103,965	73,321
Commodities	72,285	20,233	-	-	37,486	221	130,225	95,876
ETFs subtotal	4,230,375	345,228	-	-	572,553	45,158	5,193,314	4,590,173
Institutional:
Active:
Equity	218,848	(16,317)	-	-	32,428	7,043	242,002	229,587
Fixed income	840,328	(8,546)	(2,526)	13,567	43,400	15,353	901,576	869,568
Multi-asset	828,039	35,818	-	-	88,995	23,622	976,474	882,968
Private markets	196,225	24,511	(18,654)	89,343	(4,831)	4,522	291,116	223,731
Liquid alternatives	51,655	1,899	(55)	6,377	3,958	612	64,446	56,571
Active subtotal	2,135,095	37,365	(21,235)	109,287	163,950	51,152	2,475,614	2,262,425
Index	3,249,897	(107,703)	-	-	373,989	100,217	3,616,400	3,355,300
Institutional subtotal	5,384,992	(70,338)	(21,235)	109,287	537,939	151,369	6,092,014	5,617,725
Long-term	$10,630,588	$299,689	$(22,056)	$120,961	$1,210,892	$218,822	$12,458,896	$11,284,417

(1)
Beginning in the first quarter of 2025, BlackRock updated the presentation of the Company's AUM line items. Such line items have been reclassified for 2024 to conform to this new presentation.
(2)
Realizations represent return of capital/return on investments.
(3)
Amounts include AUM attributable to the HPS Transaction and the ElmTree Transaction.
(4)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(5)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing ten months.
(6)
Amounts include commodity ETFs and ETPs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-to-Date Component Changes by Investment Style and Product Type (Long-Term)(1)
		Net
	December 31,	inflows			Market	FX	September 30,	Average
	2024	(outflows)	Realizations(2)	Acquisitions(3)	change	impact(4)	2025	AUM(5)
Active:
Equity	$467,163	$(25,421)	$-	$-	$62,859	$12,575	$517,176	$485,644
Fixed income	1,133,874	(6,060)	(2,526)	13,567	53,070	21,846	1,213,771	1,170,209
Multi-asset	979,001	34,436	-	-	107,100	24,801	1,145,338	1,041,470
Private markets	211,974	27,126	(19,472)	101,017	(4,844)	5,085	320,886	243,925
Liquid alternatives	76,390	8,281	(58)	6,377	5,604	854	97,448	85,226
Active subtotal	2,868,402	38,362	(22,056)	120,961	223,789	65,161	3,294,619	3,026,474
ETFs:
Equity	3,106,398	166,494	-	-	485,902	29,637	3,788,431	3,341,638
Fixed income	985,652	123,408	-	-	33,357	15,165	1,157,582	1,067,883
Multi-asset	10,734	908	-	-	1,335	134	13,111	11,455
Digital assets	55,306	34,185	-	-	14,473	1	103,965	73,321
Commodities	72,285	20,233	-	-	37,486	221	130,225	95,876
ETFs subtotal	4,230,375	345,228	-	-	572,553	45,158	5,193,314	4,590,173
Non-ETF index	3,531,811	(83,901)	-	-	414,550	108,503	3,970,963	3,667,770
Long-term	$10,630,588	$299,689	$(22,056)	$120,961	$1,210,892	$218,822	$12,458,896	$11,284,417

Year-to-Date Component Changes by Private Markets Product Type (Long-Term)
		Net
	December 31,	inflows			Market	FX	September 30,	Average
	2024	(outflows)	Realizations(2)	Acquisitions(3)	change	impact(4)	2025	AUM(5)
Private markets:
Infrastructure	$109,606	$10,771	$(8,978)	$-	$(3,145)	$1,847	$110,101	$109,550
Private equity	36,327	2,552	(4,967)	-	(204)	325	34,033	35,499
Private credit	32,425	11,433	(4,145)	101,017	(440)	1,684	141,974	65,074
Real estate	26,147	312	(926)	-	(1,069)	1,061	25,525	25,690
Multi-alternatives	7,469	2,058	(456)	-	14	168	9,253	8,112
Total private markets	$211,974	$27,126	$(19,472)	$101,017	$(4,844)	$5,085	$320,886	$243,925

(1)
Beginning in the first quarter of 2025, BlackRock updated the presentation of the Company's AUM line items. Such line items have been reclassified for 2024 to conform to this new presentation.
(2)
Realizations represent return of capital/return on investments.
(3)
Amounts include AUM attributable to the HPS Transaction and the ElmTree Transaction.
(4)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(5)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing ten months.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Product Type(1)
		Net
	September 30,	inflows			Market	FX	September 30,	Average
	2024	(outflows)(2)	Realizations(2)	Acquisitions(3)	change	impact(4)	2025	AUM(5)
Equity	$6,280,999	$220,638	$-	$-	$943,333	$14,105	$7,459,075	$6,604,454
Fixed income	3,023,694	104,412	(2,526)	13,567	31,728	8,090	3,178,965	3,021,938
Multi-asset	1,001,515	59,707	-	-	98,455	2,280	1,161,957	1,044,197
Alternatives:
Private markets	141,409	31,856	(19,472)	170,892	(5,590)	1,791	320,886	230,865
Liquid alternatives	75,990	9,446	(58)	6,377	5,844	(151)	97,448	83,133
Alternatives subtotal	217,399	41,302	(19,530)	177,269	254	1,640	418,334	313,998
Digital assets	24,238	52,317	-	-	27,408	2	103,965	64,622
Currency and commodities(6)	78,130	21,981	-	-	36,415	74	136,600	96,947
Long-term	10,625,975	500,357	(22,056)	190,836	1,137,593	26,191	12,458,896	11,146,156
Cash management	849,387	137,610	-	-	10,329	7,403	1,004,729	935,144
Total	$11,475,362	$637,967	$(22,056)	$190,836	$1,147,922	$33,594	$13,463,625	$12,081,300

Year-over-Year Component Changes by Client Type and Product Type (Long-Term)(1)
		Net
	September 30,	inflows			Market	FX	September 30,	Average
	2024	(outflows)(2)	Realizations(2)	Acquisitions(3)	change	impact(4)	2025	AUM(5)
Retail:
Equity	$521,270	$10,107	$-	$-	$62,880	$3,005	$597,262	$534,448
Fixed income	324,245	11,100	-	-	5,750	3,556	344,651	328,200
Multi-asset	154,078	(1,804)	-	-	16,196	413	168,883	157,141
Private markets	16,216	2,787	(818)	11,674	(293)	204	29,770	19,234
Liquid alternatives	24,738	7,263	(3)	-	959	45	33,002	27,724
Retail subtotal	1,040,547	29,453	(821)	11,674	85,492	7,223	1,173,568	1,066,747
ETFs:
Equity	3,061,840	277,095	-	-	442,288	7,208	3,788,431	3,282,511
Fixed income	1,019,176	135,243	-	-	(1,599)	4,762	1,157,582	1,054,908
Multi-asset	10,036	1,978	-	-	1,181	(84)	13,111	11,149
Digital assets	24,238	52,317	-	-	27,408	2	103,965	64,622
Commodities	73,045	21,237	-	-	35,882	61	130,225	91,103
ETFs subtotal	4,188,335	487,870	-	-	505,160	11,949	5,193,314	4,504,293
Institutional:
Active:
Equity	225,361	(18,366)	-	-	34,860	147	242,002	228,092
Fixed income	873,385	(10,054)	(2,526)	13,567	25,142	2,062	901,576	866,384
Multi-asset	833,975	59,662	-	-	80,854	1,983	976,474	872,612
Private markets	125,193	29,069	(18,654)	159,218	(5,297)	1,587	291,116	211,631
Liquid alternatives	51,252	2,183	(55)	6,377	4,885	(196)	64,446	55,409
Active subtotal	2,109,166	62,494	(21,235)	179,162	140,444	5,583	2,475,614	2,234,128
Index	3,287,927	(79,460)	-	-	406,497	1,436	3,616,400	3,340,988
Institutional subtotal	5,397,093	(16,966)	(21,235)	179,162	546,941	7,019	6,092,014	5,575,116
Long-term	$10,625,975	$500,357	$(22,056)	$190,836	$1,137,593	$26,191	$12,458,896	$11,146,156

(1)
Beginning in the first quarter of 2025, BlackRock updated the presentation of the Company's AUM line items. Such line items have been reclassified for 2024 to conform to this new presentation.
(2)
Beginning in the first quarter of 2025, BlackRock updated the presentation of net flows to separately disclose realizations, which represent return of capital/return on investments. Realizations in 2024 have not been recast.
(3)
Amounts include AUM attributable to the HPS Transaction, the ElmTree Transaction and the acquisition of Global Infrastructure Management, LLC ("GIP") in October 2024 (the "GIP Transaction").
(4)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(5)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(6)
Amounts include commodity ETFs and ETPs.

ASSETS UNDER MANAGEMENT

(in millions), (unaudited)

Year-over-Year Component Changes by Investment Style and Product Type (Long-Term)(1)
		Net
	September 30,	inflows			Market	FX	September 30,	Average
	2024	(outflows)(2)	Realizations(2)	Acquisitions(3)	change	impact(4)	2025	AUM(5)
Active:
Equity	$492,193	$(33,478)	$-	$-	$56,661	$1,800	$517,176	$485,407
Fixed income	1,171,739	(4,481)	(2,526)	13,567	30,448	5,024	1,213,771	1,166,258
Multi-asset	988,035	57,856	-	-	97,050	2,397	1,145,338	1,029,737
Private markets	141,409	31,856	(19,472)	170,892	(5,590)	1,791	320,886	230,865
Liquid alternatives	75,990	9,446	(58)	6,377	5,844	(151)	97,448	83,133
Active subtotal	2,869,366	61,199	(22,056)	190,836	184,413	10,861	3,294,619	2,995,400
ETFs:
Equity	3,061,840	277,095	-	-	442,288	7,208	3,788,431	3,282,511
Fixed income	1,019,176	135,243	-	-	(1,599)	4,762	1,157,582	1,054,908
Multi-asset	10,036	1,978	-	-	1,181	(84)	13,111	11,149
Digital assets	24,238	52,317	-	-	27,408	2	103,965	64,622
Commodities	73,045	21,237	-	-	35,882	61	130,225	91,103
ETFs subtotal	4,188,335	487,870	-	-	505,160	11,949	5,193,314	4,504,293
Non-ETF index	3,568,274	(48,712)	-	-	448,020	3,381	3,970,963	3,646,463
Long-term	$10,625,975	$500,357	$(22,056)	$190,836	$1,137,593	$26,191	$12,458,896	$11,146,156

Year-over-Year Component Changes by Private Markets Product Type (Long-Term)
		Net
	September 30,	inflows			Market	FX	September 30,	Average
	2024	(outflows)(2)	Realizations(2)	Acquisitions(3)	change	impact(4)	2025	AUM(5)
Private markets:
Infrastructure	$38,871	$13,359	$(8,978)	$69,875	$(3,676)	$650	$110,101	$103,931
Private equity	35,807	3,207	(4,967)	-	(161)	147	34,033	35,586
Private credit	32,222	12,615	(4,145)	101,017	(487)	752	141,974	57,499
Real estate	27,033	498	(926)	-	(1,296)	216	25,525	25,897
Multi-alternatives	7,476	2,177	(456)	-	30	26	9,253	7,952
Total private markets	$141,409	$31,856	$(19,472)	$170,892	$(5,590)	$1,791	$320,886	$230,865

(1)
Beginning in the first quarter of 2025, BlackRock updated the presentation of the Company's AUM line items. Such line items have been reclassified for 2024 to conform to this new presentation.
(2)
Beginning in the first quarter of 2025, BlackRock updated the presentation of net flows to separately disclose realizations, which represent return of capital/return on investments. Realizations in 2024 have not been recast.
(3)
Amounts include AUM attributable to the HPS Transaction, the ElmTree Transaction and the GIP Transaction.
(4)
Foreign exchange reflects the impact of translating non-US dollar denominated AUM into US dollars for reporting purposes.
(5)
Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.

SUMMARY OF REVENUE

	Three Months			Three Months		Nine Months
	Ended			Ended		Ended
	September 30,			June 30,		September 30,
(in millions), (unaudited)	2025	2024	Change	2025	Change	2025	2024	Change
Revenue
Investment advisory, administration fees and securities lending revenue(1):
Equity:
Active	$557	$553	$4	$507	$50	$1,582	$1,608	$(26)
ETFs	1,597	1,309	288	1,401	196	4,347	3,749	598
Equity subtotal	2,154	1,862	292	1,908	246	5,929	5,357	572
Fixed income:
Active	513	493	20	487	26	1,492	1,458	34
ETFs	393	354	39	366	27	1,111	1,007	104
Fixed income subtotal	906	847	59	853	53	2,603	2,465	138
Active multi-asset	344	318	26	312	32	969	929	40
Alternatives:
Private markets	653	235	418	499	154	1,687	716	971
Liquid alternatives	178	143	35	157	21	485	422	63
Alternatives subtotal	831	378	453	656	175	2,172	1,138	1,034
Non-ETF index	353	298	55	313	40	973	871	102
Digital assets, commodities and multi-asset ETFs(2)	140	63	77	108	32	340	167	173
Long-term	4,728	3,766	962	4,150	578	12,986	10,927	2,059
Cash management	318	264	54	304	14	915	756	159
Total investment advisory, administration fees and securities lending revenue	5,046	4,030	1,016	4,454	592	13,901	11,683	2,218
Investment advisory performance fees:
Equity	14	13	1	12	2	36	49	(13)
Fixed income	-	3	(3)	2	(2)	14	12	2
Multi-asset	2	1	1	6	(4)	12	14	(2)
Alternatives:
Private markets	298	7	291	39	259	361	200	161
Liquid alternatives	202	364	(162)	35	167	247	481	(234)
Alternatives subtotal	500	371	129	74	426	608	681	(73)
Total investment advisory performance fees	516	388	128	94	422	670	756	(86)
Technology services and subscription revenue	515	403	112	499	16	1,450	1,175	275
Distribution fees	355	323	32	320	35	996	951	45
Advisory and other revenue:
Advisory	12	11	1	13	(1)	39	35	4
Other	65	42	23	43	22	152	130	22
Total advisory and other revenue	77	53	24	56	21	191	165	26
Total revenue	$6,509	$5,197	$1,312	$5,423	$1,086	$17,208	$14,730	$2,478

(1)
Beginning in the first quarter of 2025, BlackRock reclassified the presentation of the Company's investment advisory, administration fees and securities lending revenue line items to align with the updated presentation of the Company's AUM line items. Such line items have been reclassified for 2024 to conform to this new presentation. See page 11 of Exhibit 99.2 to the Current Report on Form 8-K furnished on April 11, 2025 for the reclassified presentation of the 2024 investment advisory, administration fees and securities lending revenue line items.
(2)
Amounts include commodity ETFs and ETPs.

Highlights

•
Investment advisory, administration fees and securities lending revenue increased $1.0 billion from the third quarter of 2024, primarily driven by organic base fee growth, the impact of market beta on average AUM, and approximately $215 million and $225 million of fees related to the GIP and HPS Transactions, respectively. Securities lending revenue of $203 million increased from $149 million in the third quarter of 2024, primarily reflecting higher spreads and average balances of securities on loan.

Investment advisory, administration fees and securities lending revenue increased $592 million from the second quarter of 2025, primarily driven by organic base fee growth, the impact of market beta on average AUM, approximately $225 million of fees related to the HPS Transaction and the effect of one additional day in the quarter. Securities lending revenue of $203 million increased from $171 million in the second quarter of 2025, primarily reflecting higher spreads.

•
Performance fees increased $128 million from the third quarter of 2024, primarily reflecting higher revenue from private markets, including the impact of the HPS Transaction, partially offset by lower revenue from liquid alternative products, largely related to the strong performance from a single hedge fund in the third quarter of 2024 with an annual performance measurement period that ends in the third quarter.

Performance fees increased $422 million from the second quarter of 2025, primarily reflecting higher revenue from private markets, including the impact of the HPS Transaction, and higher revenue from liquid alternative products.

•
Technology services and subscription revenue increased $112 million from the third quarter of 2024 and $16 million from the second quarter of 2025, reflecting the sustained demand for Aladdin® technology offerings and revenue from the acquisition of Preqin Holding Limited ("Preqin") in March 2025 (the "Preqin Transaction"), which added approximately $65 million to third quarter revenue. Technology services and subscription annual contract value (“ACV”)(1) increased 29% from the third quarter of 2024 including ACV related to Preqin, and increased 13% excluding ACV related to Preqin.

(1)
See note (4) to the condensed consolidated statements of income and supplemental information on page 16 for more information on ACV.

SUMMARY OF OPERATING EXPENSE

	Three Months			Three Months		Nine Months
	Ended			Ended		Ended
	September 30,			June 30,		September 30,
(in millions), (unaudited)	2025	2024	Change	2025	Change	2025	2024	Change
Operating expense
Employee compensation and benefits	$2,357	$1,578	$779	$1,764	$593	$5,862	$4,661	$1,201
Sales, asset and account expense:
Distribution and servicing costs	638	549	89	576	62	1,784	1,606	178
Direct fund expense	464	379	85	441	23	1,297	1,075	222
Sub-advisory and other	60	34	26	46	14	153	98	55
Total sales, asset and account expense	1,162	962	200	1,063	99	3,234	2,779	455
General and administration expense:
Marketing and promotional	82	64	18	93	(11)	272	222	50
Occupancy and office related	137	105	32	120	17	371	308	63
Portfolio services	69	65	4	62	7	195	194	1
Technology	213	175	38	198	15	600	492	108
Professional services	104	67	37	51	53	228	189	39
Communications	12	10	2	11	1	33	29	4
Foreign exchange remeasurement	(3)	3	(6)	4	(7)	(7)	7	(14)
Contingent consideration fair value adjustments	93	(2)	95	76	17	265	(8)	273
Other general and administration	75	75	-	74	1	225	192	33
Total general and administration expense	782	562	220	689	93	2,182	1,625	557
Restructuring charge	-	-	-	39	(39)	39	-	39
Amortization and impairment of intangible assets	253	89	164	137	116	507	166	341
Total operating expense	$4,554	$3,191	$1,363	$3,692	$862	$11,824	$9,231	$2,593

Highlights

•
Employee compensation and benefits expense increased $779 million from the third quarter of 2024 and $593 million from the second quarter of 2025, primarily reflecting the impact of the GIP and HPS Transactions, including nonrecurring retention-related deferred compensation expense(1) and the impact of higher operating income and performance fees.
•
Sales, asset and account expense increased $200 million from the third quarter of 2024 and $99 million from the second quarter of 2025, driven by higher distribution and servicing costs and direct fund expense, primarily reflecting higher average AUM.
•
General and administration expense increased $220 million from the third quarter of 2024 and $93 million from the second quarter of 2025, primarily associated with the impact of the GIP and HPS Transactions, including higher noncash contingent consideration fair value adjustments(1) and higher acquisition-related transaction costs(1) recorded in professional services expense, as well as higher technology expense, and occupancy and office related expense.
•
Amortization and impairment of intangible assets(1) increased $164 million from the third quarter of 2024 and $116 million from the second quarter of 2025, primarily reflecting amortization of intangible assets acquired in the HPS, GIP and Preqin Transactions. In addition, amortization and impairment of intangible assets in the third quarter of 2024 included the impact of a $50 million noncash impairment charge related to certain of the Company's indefinite-lived management contracts.
•
In the second quarter of 2025, a restructuring charge(1) of $39 million, comprised of severance and compensation expense for accelerated vesting of previously granted deferred compensation awards, was recorded in connection with an initiative to modify the Company's organization to fit more closely with strategic priorities.

(1)
These expenses have been excluded from the Company's "as adjusted" financial results under the expense adjustments for acquisition-related costs and a restructuring charge, as applicable. See pages 14 through 16 for the reconciliation to GAAP and notes (1) through (3) for more information on as adjusted items.

SUMMARY OF NONOPERATING INCOME (expense), less net income (loss) attributable TO noncontrolling interests - Consolidated sponsored investment products

	Three Months			Three Months		Nine Months
	Ended			Ended		Ended
	September 30,			June 30,		September 30,
(in millions), (unaudited)	2025	2024	Change	2025	Change	2025	2024	Change
Nonoperating income (expense), GAAP basis	$42	$259	$(217)	$521	$(479)	$628	$693	$(65)
Less: Net income (loss) attributable to NCI - CIPs	134	60	74	72	62	211	152	59
Nonoperating income (expense), net of NCI - CIPs	(92)	199	(291)	449	(541)	417	541	(124)
Less: Hedge gain (loss) on deferred cash compensation plans(1)	14	9	5	45	(31)	44	47	(3)
Nonoperating income (expense), net of NCI - CIPs, as adjusted(2)	$(106)	$190	$(296)	$404	$(510)	$373	$494	$(121)

	Three Months			Three Months		Nine Months
	Ended			Ended		Ended
	September 30,			June 30,		September 30,
(in millions), (unaudited)	2025	2024	Change	2025	Change	2025	2024	Change
Net gain (loss) on investments, net of NCI - CIPs
Private equity	$(14)	$9	$(23)	$25	$(39)	$59	$32	$27
Real assets	3	13	(10)	1	2	2	19	(17)
Other alternatives(3)	8	9	(1)	3	5	20	33	(13)
Other investments(4)	26	20	6	11	15	27	85	(58)
Hedge gain (loss) on deferred cash compensation plans(1)	14	9	5	45	(31)	44	47	(3)
Subtotal	37	60	(23)	85	(48)	152	216	(64)
Other income/gain (expense/loss)(5)	(107)	57	(164)	393	(500)	309	142	167
Total net gain (loss) on investments, net of NCI - CIPs	(70)	117	(187)	478	(548)	461	358	103
Interest and dividend income	113	236	(123)	144	(31)	430	555	(125)
Interest expense	(135)	(154)	19	(173)	38	(474)	(372)	(102)
Net interest income (expense)	(22)	82	(104)	(29)	7	(44)	183	(227)
Nonoperating income (expense), net of NCI - CIPs	(92)	199	(291)	449	(541)	417	541	(124)
Less: Hedge gain (loss) on deferred cash compensation plans(1)	14	9	5	45	(31)	44	47	(3)
Nonoperating income (expense), net of NCI - CIPs, as adjusted(2)	$(106)	$190	$(296)	$404	$(510)	$373	$494	$(121)

(1)
Amounts relate to the gains (losses) from economically hedging certain BlackRock deferred cash compensation plans.
(2)
Management believes nonoperating income (expense), net of NCI - CIPs, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating results, which ultimately impacts BlackRock’s book value. For more information on as adjusted items and the reconciliation to GAAP, see notes to the condensed consolidated statements of income and supplemental information on pages 14 through 16.
(3)
Amounts primarily include net gains (losses) related to credit funds, direct hedge fund strategies and hedge fund solutions.
(4)
Amounts primarily include net gains (losses) related to BlackRock's seed investment portfolio, net of impact of certain hedges.
(5)
Amounts for the three months ended September 30, 2025, include nonoperating noncash pre-tax loss in connection with the Company’s minority investment in Circle Internet Group, Inc. (“Circle”) of approximately $115 million and nonoperating noncash pre-tax gain in connection with the Company’s minority investment in iCapital Network, Inc. (“iCapital”) of approximately $24 million. Amounts for the nine months ended September 30, 2025, include nonoperating noncash pre-tax gains in connection with the Company’s minority investments in Circle of approximately $215 million, iCapital of approximately $89 million and Scalable Capital Limited of approximately $32 million. The amounts for the three and nine months ended September 30, 2024 included a pre-tax gain of approximately $66 million in connection with a transaction related to a minority investment in EquiLend Holdings, LLC. Additional amounts include earnings (losses) from certain equity method minority investments and noncash pre-tax gains (losses) related to the revaluation of certain other minority investments.

summary of INCOME TAX EXPENSE

	Three Months			Three Months		Nine Months
	Ended			Ended		Ended
	September 30,			June 30,		September 30,
(in millions), (unaudited)	2025	2024	Change	2025	Change	2025	2024	Change
Income tax expense	$470	$574	$(104)	$587	$(117)	$1,305	$1,341	$(36)
Effective tax rate	25.2%	26.0%	(80) bps	26.9%	(170) bps	22.5%	22.2%	30 bps

RECONCILIATION OF GAAP OPERATING INCOME AND OPERATING MARGIN TO OPERATING INCOME AND OPERATING MARGIN, AS ADJUSTED
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(in millions), (unaudited)	2025	2024	2025	2025	2024
Operating income, GAAP basis	$1,955	$2,006	$1,731	$5,384	$5,499
Non-GAAP expense adjustments:
Compensation expense related to appreciation (depreciation) on deferred cash compensation plans (a)	14	7	30	41	43
Amortization and impairment of intangible assets (b)	253	89	137	507	166
Acquisition-related compensation costs (b)	262	11	76	423	32
Acquisition-related transaction costs (b)(1)	44	17	10	93	52
Contingent consideration fair value adjustments (b)	93	(2)	76	265	(8)
Restructuring charge (c)	-	-	39	39	-
Operating income, as adjusted (1)	$2,621	$2,128	$2,099	$6,752	$5,784
Revenue, GAAP basis	$6,509	$5,197	$5,423	$17,208	$14,730
Non-GAAP adjustments:
Distribution fees	(355)	(323)	(320)	(996)	(951)
Investment advisory fees	(283)	(226)	(256)	(788)	(655)
Revenue used for operating margin measurement	$5,871	$4,648	$4,847	$15,424	$13,124
Operating margin, GAAP basis	30.0%	38.6%	31.9%	31.3%	37.3%
Operating margin, as adjusted (1)	44.6%	45.8%	43.3%	43.8%	44.1%

(1)
Amounts included within general and administration expense.

See note (1) to the condensed consolidated statements of income and supplemental information on page 15 for more information on as adjusted items.

RECONCILIATION OF GAAP NONOPERATING INCOME (EXPENSE) TO NONOPERATING INCOME (EXPENSE), LESS NET INCOME (LOSS) ATTRIBUTABLE TO NCI - CIPs, AS ADJUSTED
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(in millions), (unaudited)	2025	2024	2025	2025	2024
Nonoperating income (expense), GAAP basis	$42	$259	$521	$628	$693
Less: Net income (loss) attributable to NCI - CIPs	134	60	72	211	152
Nonoperating income (expense), net of NCI - CIPs	(92)	199	449	417	541
Less: Hedge gain (loss) on deferred cash compensation plans (a)	14	9	45	44	47
Nonoperating income (expense), less net income (loss) attributable to NCI - CIPs, as adjusted (2)	$(106)	$190	$404	$373	$494

See notes (1) and (2) to the condensed consolidated statements of income and supplemental information on pages 15 and 16 for more information on as adjusted items.

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO BLACKROCK TO NET INCOME ATTRIBUTABLE TO BLACKROCK, AS ADJUSTED
	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
(in millions, except per share data), (unaudited)	2025	2024	2025	2025	2024
Net income attributable to BlackRock, Inc., GAAP basis	$1,323	$1,631	$1,593	$4,426	$4,699
Non-GAAP adjustments(1):
Net impact of hedged deferred cash compensation plans (a)	-	(2)	(11)	(2)	(3)
Amortization and impairment of intangible assets (b)	189	67	102	378	124
Acquisition-related compensation costs (b)	198	8	57	318	23
Acquisition-related transaction costs (b)	33	13	9	71	38
Contingent consideration fair value adjustments (b)	94	(2)	97	263	(6)
Restructuring charge (c)	-	-	29	29	-
Income tax matters	-	-	7	7	(137)
Noncontrolling interest - Subco Units	70	-	-	70	-
Net income attributable to BlackRock, Inc., as adjusted (3)	$1,907	$1,715	$1,883	$5,560	$4,738
Diluted weighted-average common shares outstanding	156.9	149.6	156.3	156.6	149.8
Weighted-average Subco Units	8.3	-	-	2.8	-
Diluted weighted-average common shares outstanding, as adjusted (3)	165.2	149.6	156.3	159.4	149.8
Diluted earnings per common share, GAAP basis	$8.43	$10.90	$10.19	$28.21	$31.37
Diluted earnings per common share, as adjusted (3)	$11.55	$11.46	$12.05	$34.89	$31.63

(1)
Non-GAAP adjustments, excluding income tax matters, are net of tax.

See note (3) to the condensed consolidated statements of income and supplemental information on page 16 for more information on as adjusted items.

NOTES TO THE CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SUPPLEMENTAL INFORMATION (unaudited)

BlackRock reports its financial results in accordance with GAAP; however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow. Management reviews non-GAAP financial measures, in addition to GAAP financial measures, to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance comparability for the reporting periods presented. Non-GAAP financial measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Computations and reconciliations for all periods are derived from the condensed consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted: Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time, and, therefore, provide useful disclosure to investors. Management believes that operating margin, as adjusted, reflects the Company’s long-term ability to manage ongoing costs in relation to its revenues. The Company uses operating margin, as adjusted, to assess the Company’s financial performance, to determine the long-term and annual compensation of the Company’s senior-level employees and to evaluate the Company’s relative performance against industry peers. Furthermore, this metric eliminates margin variability arising from the accounting of revenues and expenses related to distributing different product structures in multiple distribution channels utilized by asset managers.

•
Operating income, as adjusted, includes the following non-GAAP expense adjustments:
(a)
Compensation expense related to appreciation (depreciation) on deferred cash compensation plans. The Company excludes compensation expense related to the market valuation changes on certain deferred cash compensation plans, which the Company hedges economically. For these deferred cash compensation plans, the final value of the deferred amount to be distributed to employees in cash upon vesting is determined based on the returns on specified investment funds. The Company recognizes compensation expense for the appreciation (depreciation) of the deferred cash compensation liability in proportion to the vested amount of the award during a respective period, while the net gain (loss) to economically hedge these plans is immediately recognized in nonoperating income (expense), which creates a timing difference impacting net income. This timing difference will reverse and offset to zero over the life of the award at the end of the multi-year vesting period. Management believes excluding market valuation changes related to the deferred cash compensation plans in the calculation of operating income, as adjusted, provides useful disclosure to both management and investors of the Company’s financial performance over time as these amounts are economically hedged, while also increasing comparability with other companies.
(b)
Acquisition-related costs. Acquisition-related costs include adjustments related to amortization and noncash impairment of intangible assets, contingent consideration fair value adjustments (primarily associated with noncash contingent consideration) incurred in connection with certain acquisitions and other acquisition-related costs, including compensation costs for nonrecurring retention-related deferred compensation and general and administration expense primarily related to professional services. Management believes excluding the impact of these expenses when calculating operating income, as adjusted, provides a helpful indication of the Company’s financial performance over time, thereby providing helpful information for both management and investors while also increasing comparability with other companies.
(c)
Restructuring charge. In the second quarter of 2025, the Company recorded a restructuring charge, comprised of severance and compensation expense for accelerated vesting of previously granted deferred compensation awards, in connection with an initiative to modify our organization to fit more closely with strategic priorities. Management believes excluding the impact of this restructuring charge when calculating operating income, as adjusted, is useful to assess the Company’s financial performance and ongoing operations, and enhances comparability among periods presented.
•
Revenue used for calculating operating margin, as adjusted, is reduced to exclude all of the Company’s distribution fees, which are recorded as a separate line item on the condensed consolidated statements of income, as well as a portion of investment advisory fees received that is used to pay distribution and servicing costs. For certain products, based on distinct arrangements, distribution fees are collected by the Company and then passed-through to third-party client intermediaries. For other products, investment advisory fees are collected by the Company and a portion is passed-through to third-party client intermediaries. However, in both structures, the third-party client intermediary similarly owns the relationship with the retail client and is responsible for distributing the product and servicing the client. The amount of distribution and investment advisory fees fluctuates each period primarily based on a predetermined percentage of the value of AUM during the period. These fees also vary based on the type of investment product sold and the geographic location where it is sold. In addition, the Company may waive fees on certain products that could result in the reduction of payments to the third-party intermediaries.

(2) Nonoperating income (expense), less net income (loss) attributable to NCI - CIPs, as adjusted: Management believes nonoperating income (expense), less net income (loss) attributable to NCI - CIPs, as adjusted, is an effective measure for reviewing BlackRock’s nonoperating contribution to its results and provides comparability of this information among reporting periods. Nonoperating income (expense), less net income (loss) attributable to NCI - CIPs, as adjusted, excludes the gain (loss) on the economic hedge of certain deferred cash compensation plans. As the gain (loss) on investments and derivatives used to hedge these compensation plans over time substantially offsets the compensation expense related to the market valuation changes on these deferred cash compensation plans, which is included in operating income, GAAP basis, management believes excluding the gain (loss) on the economic hedge of the deferred cash compensation plans when calculating nonoperating income (expense), less net income (loss) attributable to NCI - CIPs, as adjusted, provides a useful measure for both management and investors of BlackRock’s nonoperating results that impact book value.

(3) Net income attributable to BlackRock, Inc., as adjusted:

•
Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

For each period presented, the non-GAAP adjustments were tax effected at the respective blended rates applicable to the adjustments. In addition, the non-GAAP adjustment in the second quarter of 2025 related to contingent consideration fair value adjustments includes a tax impact associated with the deductibility of contingent consideration. In addition, the amount for income tax matters in 2024 included a discrete tax benefit of $137 million recognized in connection with the reorganization and establishment of a more efficient global intellectual property and technology platform and corporate structure. This discrete tax benefit has been excluded from as adjusted results due to the nonrecurring nature of the intellectual property reorganization.

•
In addition, beginning in the third quarter of 2025, in connection with the HPS Transaction, the Company updated its definition of net income attributable to BlackRock, Inc., as adjusted, diluted earnings per common share, as adjusted, and diluted weighted-average common shares outstanding, as adjusted, to assume all outstanding Subco Units issued as part of the consideration for the HPS Transaction have been exchanged in accordance with their terms on a one-for-one basis into common stock of BlackRock, as Subco Units will be exchangeable at the option of the holder when exchange rights begin. Accordingly, the noncontrolling interest related to these Subco Units has been included as part of net income attributable to BlackRock, Inc., as adjusted. Management believes that these updated non-GAAP measures are useful indicators of BlackRock’s profitability and enhance comparability among periods presented, and therefore are useful to investors.
•
Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted, divided by diluted weighted-average common shares outstanding, as adjusted.

(4) ACV: Management believes ACV is an effective metric for reviewing BlackRock’s technology services and subscription's ongoing contribution to its operating results and provides comparability of this information among reporting periods while also providing a useful supplemental metric for both management and investors of BlackRock’s growth in technology services and subscription revenue over time, as it is linked to the net new business in technology and subscription services. ACV represents forward-looking, annualized estimated value of the recurring subscription fees under client contracts, assuming all client contracts that come up for renewal are renewed, unless we have received a notice of termination, even though such notice may not be effective until a later date. ACV also includes the annualized estimated value of new sales, for existing and new clients, when we execute client contracts, even though the recurring fees may not be effective until a later date and excludes nonrecurring fees such as implementation and consulting fees.

FORWARD-LOOKING STATEMENTS

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and may contain information that is not purely historical in nature. Such information may include, among other things, projections and forecasts. There is no guarantee that any forecasts made will come to pass. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

BlackRock has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this earnings release, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) BlackRock’s ability to develop new products and services that address client preferences; (5) the impact of increased competition; (6) the impact of recent or future acquisitions or divestitures, including the acquisitions of GIP, Preqin and HPS (collectively, the “Transactions”); (7) BlackRock’s ability to integrate acquired businesses successfully, including the Transactions; (8) the unfavorable resolution of legal proceedings; (9) the extent and timing of any share repurchases; (10) the impact, extent and timing of technological changes and the adequacy of intellectual property, data, information and cybersecurity protection; (11) the failure to effectively manage the development and use of artificial intelligence; (12) attempts to circumvent BlackRock’s operational control environment or the potential for human error in connection with BlackRock’s operational systems; (13) the impact of legislative and regulatory actions and reforms, supervisory or enforcement actions of government agencies and governmental scrutiny relating to BlackRock; (14) changes in law and policy and uncertainty pending any such changes; (15) any failure to effectively manage conflicts of interest; (16) damage to BlackRock’s reputation; (17) increasing focus from stakeholders regarding environmental and social-related matters; (18) geopolitical unrest, terrorist activities, civil or international hostilities, and other events outside BlackRock’s control, including the Middle East conflicts, wars, global trade tensions, tariffs, natural disasters and health crises, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (19) climate-related risks to BlackRock’s business, products, operations and clients; (20) the ability to attract, train and retain highly qualified professionals; (21) fluctuations in the carrying value of BlackRock’s economic investments; (22) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products, which could affect the value proposition to clients and, generally, the tax position of BlackRock; (23) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (24) the failure by key third-party providers to fulfill their obligations to BlackRock; (25) operational, technological and regulatory risks associated with BlackRock’s major technology partnerships; (26) any disruption to the operations of third parties whose functions are integral to BlackRock’s exchange-traded funds platform; (27) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (28) the impact of problems, instability or failure of other financial institutions or the failure or negative performance of products offered by other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

PERFORMANCE NOTES

Past performance is not indicative of future results. Except as specified, the performance information shown is as of September 30, 2025 and is based on preliminary data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including US registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of August 31, 2025. The performance data does not include accounts terminated prior to September 30, 2025 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for institutional and high net worth separate accounts, and net-of-fees for retail funds. The performance tracking shown for index accounts is based on gross-of-fees performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of September 30, 2025 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Performance shown is derived from applicable benchmarks or peer median information, as selected by BlackRock, Inc. Peer medians are based in part on data either from Lipper, Inc. or Morningstar, Inc. for each included product.